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DEAN HELLER
Secretary of State                    Certificate of           Filed # C12010-01
                                                                       ---------
                                         Amendment
202 North Carson Street         (PURSUANT TO NRS 78.385 and        AUG  23  2002
Carson City, Nevada 89701-4201           78.390)
(775) 684 5708
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Important:  Read attached instructions before completing      IN THE OFFICE
                                                                    OF
                                                          DEAN HELLER, SECRETARY
                                                                 OF STATE

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              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                          FOR NEVADA PROFIT CORPORATION
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK
                             - REMIT IN DUPLICATE -




1. Name of corporation: Turer Corp.

2. The articles have been amended as follows (provide article numbers, if available):

         FIRST. THE NAME OF THIS CORPORATION IS IVI COMMUNICATIONS, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 95%

4. Officer Signature (Required):


         /s/ Nyhl Henson                               /s/ Charles Roodenburg


*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.